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                                                                   EXHIBIT 10.30

                                 THIRD AMENDMENT
                                     TO THE
                  LEAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN


         The Lear Corporation Long-Term Stock Incentive Plan shall be amended effective as of February 26, 1998 by deleting Section 2.1 and inserting the following:

               "2.1 'Affiliates' means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least forty-five percent of the outstanding shares of stocknormally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, 'Affiliates' shall mean any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power)."